UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 17, 2006

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1132 Celebration Blvd., Celebration, FL	34747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[X] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We have amended this filing to provide additional information regarding the acquisition of the asset of A-Division IT. This acquisition is still pending and the assets acquired do not qualify as a significant amount and accordingly no financial information is needed.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of Assets
On March 17, 2006, IBSG International, Inc. (the “Company”) executed an Agreement And Plan Of Merger And Reorganization with A-Division IT, Ltd. a corporation incorporated under the laws of the United Kingdom. A-Division IT, Ltd. is engaged in international business development and consultancy in the Technology sector and is a subcontractor for BAE System's offset credit projects around the world.

Pursuant to the terms and conditions of the Agreement And Plan Of Merger And Reorganization, (“agreement”) and pending mutual exchange of consideration, the Company receives all of the issued and capital stock of A-Division IT, Ltd. We expect the transaction to complete during the third quarter of 2006.

The purchase price to be paid by the Company is two hundred thousand (200,000) restricted shares of common stock of the Company paid at closing.

The agreement also provides for additional cash payments up to $800,000 and issuance of additional restricted common stock up to a maximum of one million eight hundred thousand shares (1,800,000) based on future performance and subject to terms and conditions outlined in the agreement.

Since this acquisition is pending mutual exchange of consideration and the assets acquired do not qualify as a “significant amount”, we are not required to disclose this information. Accordingly, we have not included any financial information regarding this acquisition.

A copy of the Agreement And Plan Of Merger And Reorganization is attached at Exhibit 2.1.

Disposition of Assets
Effective March 18, 2006, Galaxy Five (PTY) Ltd, a South African entity which operates as a business consultant firm designed to improve vendor capabilities and produce vendor opportunities for the South African market with multi-national firms in specific vertical industries beginning with the mining industry of South Africa, acquired selected Company assets, specifically the Company’s right, title and interest in and to the asset known as the CAC contract in Nigeria and all associated assets (the “Asset”) as disclosed on the Asset Purchase Agreement between parties.

The purchase price to be paid by Galaxy Five (PTY) Ltd for the Company Asset described above is as follows:

•	A payment of One Million Dollars ($1,000,000) for each year of the life of the Asset, but no less than four (4) years, payable pursuant to the terms listed in the Asset Purchase Agreement; and

•
An additional payment of Fifteen Million Dollars ($15,000,000), such payment to be generated from the additional revenue rising from the asset over and above the license fees under the South African project.

A copy of the Asset Purchase Agreement is attached at Exhibit 2.2.

Item 9.01.  Financial Statements and Exhibits.

 Exhibit Index
(c)	Exhibits

2.1  Agreement And Plan Of Merger And Reorganization by and among IBSG International, Inc. and A-Division IT, Ltd. *

2.2 Asset Purchase Agreement by and among IBSG International, Inc. and Galaxy Five (PTY) Ltd )*

*Incorporated by reference to our 8-K filed on March 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IBSG INTERNATIONAL, INC

Date: September 29, 2006	By:	/s/ Michael Rivers
Michael Rivers
President